UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: July 25, 2013
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 25, 2013, Maxim Integrated Products, Inc. (the "Company") announced via press release the Company's preliminary financial results for the fourth quarter of its 2013 fiscal year. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information in this Current Report and attached Exhibit 99.1 are furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and such information shall not be deemed to be incorporated by reference into any of the Company's filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01 Other Events.

The Board of Directors of Maxim Integrated Products, Inc. (the “Company”) has authorized the repurchase of up to $1 billion of the Company's Common Stock. The stock repurchase authorization does not have an expiration date and the pace of repurchase activity will depend on factors such as current stock price, levels of cash generation from operations, cash requirements and other factors. The Company's prior repurchase authorization has been cancelled and superseded by this new repurchase authorization.
A copy of the press release announcing the stock repurchase program is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit	Description
99.1
Press release, dated July 25, 2013 announcing the Company's preliminary financial results for the fourth quarter of fiscal year 2013, an 8% dividend increase and a new $1 billion share repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 25, 2013

Maxim Integrated Products, Inc.

By:/s/ Bruce Kiddoo

Bruce Kiddoo Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1
Press release, dated July 25, 2013 announcing the Company's preliminary financial results for the fourth quarter of fiscal year 2013, an 8% dividend increase and a new $1 billion share repurchase program. Also provided in PDF format as a courtesy.